Exhibit 3.2
AMENDED AND RESTATED BYLAWS

OF

CHESAPEAKE ENERGY CORPORATION

(an Oklahoma corporation)

(as amended through June 13, 2014)

i

ii

iii

BYLAWS
OF
CHESAPEAKE ENERGY CORPORATION
(an Oklahoma corporation)

ARTICLE I
Shareholders’ Meetings

Section 1.    Place of Meetings. Meetings of shareholders for all purposes may be held at such time and place, either within or without the State of Oklahoma, or by means of remote communication in the manner provided by statute as the board of directors in its sole discretion may determine, as shall be stated in the corporation’s notice of the meeting.

Section 2.    Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting in accordance with these Bylaws shall be held within six (6) months following the end of the fiscal year of the corporation at such time, date and place as shall be determined by the board of directors in its sole discretion.

Section 3.    Special Meeting. Special meetings of shareholders may be called for any purpose or purposes, unless otherwise prescribed by the Oklahoma General Corporation Act (the “Act”), and may be called only by the chairman of the board or the chief executive officer, or shall be called by the president or secretary, at the request, in writing, of a majority of the directors then in office. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the corporation’s notice of meeting.

Section 4.    Notice of Meetings. Unless otherwise provided in the Act, written notice of every meeting of shareholders stating the place, if any, date, hour, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, purposes thereof, shall, except when otherwise required by law, be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat.

At any meeting at which a quorum of shareholders is present, in person or represented by proxy, the chairman of the meeting or the holders of the majority of the shares of stock present or represented by proxy may adjourn from time to time until its business is completed. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Otherwise, no notice need be given. Any previously scheduled annual meeting of shareholders may be postponed, and any previously scheduled special meeting of shareholders may be postponed or cancelled, by resolution of the board of directors upon public notice given prior to the time previously scheduled for such meeting of shareholders.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.    Quorum. The holders of a majority of the shares of stock entitled to vote, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum for the transaction of business at all meetings of the shareholders.

Section 6.    Action Without Meeting.

(a)Unless otherwise provided in the Act or the corporation’s Certificate of Incorporation and any amendments or supplements thereto or certificates of designation (the “Certificate of Incorporation”), any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the corporation at its registered office in Oklahoma, at its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
(b)Every written consent shall bear the date of signature of each shareholder who signs the written consent, and no consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 6 to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation in the manner required by this Section 6.

(c)A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 6, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine: (i) that the telegram, cablegram or other electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (ii) the date on which such shareholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Oklahoma, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded, if to the extent and in the manner provided by resolution of the board of directors of the corporation.
(d)In the event of the delivery, in the manner provided in this Section 6, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage a nationally recognized independent inspector or inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector(s) to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspector(s) certify to the corporation that the consents delivered to the corporation in accordance with this Section 6 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector(s), or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(e)Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given by the corporation to those shareholders who have not consented to the action in writing and who are entitled to receive such notice as provided in the Act.

Section 7.    Voting.

(a)    Unless otherwise provided by the Certificate of Incorporation, at every meeting of shareholders or, if action is to be taken by written consent without a meeting, each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such shareholder. Unless otherwise provided by law, no proxy shall be voted on or after three (3) years from its date unless the proxy provides for a longer period. All elections and questions shall be decided by a plurality of the votes cast, in person or by proxy, except as provided in Section 7(b) of this Article or otherwise required by law, or any stock exchange requirements or as set forth in the Certificate of Incorporation, these Bylaws or the terms of any series of outstanding preferred stock.
(b)    In an uncontested director election on or after June 8, 2012, (i) any non-incumbent director nominee standing for election by the shareholders who receives a greater number of votes cast “against” such nominee’s election than votes “for” such nominee’s election (a “Majority Against Vote”) shall not be elected a director; and (ii) any incumbent director nominee standing for election by the shareholders who receives a Majority Against Vote shall, following certification of the shareholder vote by the inspector of elections, promptly comply with the resignation procedures established by the nominating and corporate governance committee and published on the corporation’s corporate website or in a public disclosure.
Section 8.    List of Shareholders. Unless otherwise provided in the Act, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder, and the number of shares registered in the name of each shareholder, shall be prepared by the officer in charge of the stock ledger. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to which shareholders are entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 9.    Organization. At each meeting of shareholders, the chairman of the board of directors, if one shall have been elected (or in his or her absence or if one shall not have been elected, the chief executive officer), shall act as chairman of the meeting. The secretary (or in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 10.    Order of Business. The chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion.

Section 11.    Nomination of Directors.

(a)    Nominations of persons for election to the board of directors of the corporation may only be made at an annual meeting of shareholders. Such nominations may be made (i) by or at the direction of the board of directors or (ii) by a shareholder (or group of shareholders as provided in Section 11(g) below) of the corporation who (A) was a shareholder of record at the time of giving of the notice provided for in this Section 11 and at the time of the annual meeting (including any adjournment or postponement thereof), (B) is entitled to vote at such meeting and (C) meets the requirements of and complies with the procedures set forth in this Section 11 as to such nomination. For the avoidance of doubt, clause (ii) of this Section 11(a) shall be the exclusive means for a shareholder to make nominations before an annual meeting of shareholders.

(b)    For any director nominations to be properly brought before an annual meeting by a shareholder pursuant to these Bylaws, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice (other than a notice submitted in order to include a Shareholder Nominee in the corporation’s proxy materials, as defined and described in Section 11(g) below) must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)    In order to be effective, the shareholder’s notice referred to in Section 11(b) above shall set forth:

(i)    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner, if any, has a right to vote any shares of any security of the corporation, (E) any short interest in any security of the corporation directly or indirectly owned beneficially by such shareholder or such beneficial owner, if any (for purposes of this clause a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or such beneficial owner, if any, that are separated or separable from the underlying shares of the corporation, (G) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or such beneficial owner, if any, sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (I) a description of all agreements, arrangements and understandings between such shareholder and such beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination (or, in the case of the application of this clause to Section 12(b)(i), other business) and (J) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”);

(ii)    as to each person whom the shareholder proposes to nominate for election or reelection to the board of directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (C) a statement in support of the nominee stating why the person should be nominated for election to the board of directors; and

(iii)    with respect to each nominee for election or reelection to the board of directors, a completed and signed questionnaire, representation and agreement required by Section 11(f) of this Article I. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d)    At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. If the chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 11, the chairman of the board or the chairman of the nominating committee of the board of directors may declare the nomination defective and the nomination will be disregarded. Each person validly nominated in accordance with this Section 11 (regardless of the source of recommendation) will be evaluated consistently in accordance with the board of directors’ policy regarding the identification, evaluation and nomination of directors. Notwithstanding the foregoing provisions of this Section

11, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11.

(e)    Notwithstanding anything in Section 11(b) or 11(g) of this Article I to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(f)    To be eligible to be a nominee for election or reelection as a director of the corporation, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under this Section 11) to the secretary of the corporation at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the corporation, and shall be provided by the secretary of the corporation upon written request of the nominee) and a written representation and agreement (in the form provided by the secretary of the corporation upon written request of the nominee) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(g)    The corporation shall include in its proxy statement for an annual meeting of shareholders the name of any person nominated for election to the board of directors (the “Shareholder Nominee”) by a shareholder or group of shareholders that satisfies the requirements of this Section 11(g) (the “Eligible Shareholder”), together with the Required Information (defined below), who expressly elects at the time of providing the notice required by this Section 11(g) to have its nominee included in the corporation’s proxy materials pursuant to this Section 11(g). Such notice shall consist of a copy of Schedule 14N filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act and the information required by Sections 11(c)(i), (ii), and (iii) above, along with any additional information as required to be delivered to the corporation by this Section 11(g) (all such information collectively referred to as the “Notice”), and such Notice shall be delivered to the corporation in accordance with the procedures and at the times set forth in this Section 11(g).

(i)    Notwithstanding the procedures set forth in Section 11(b), the Notice, to be timely, must be received at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, the Notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s Notice as described above.

(ii)    For purposes of this Section 11(g), the “Required Information” that the corporation will include in its proxy statement consists of (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in a proxy statement of the corporation by the rules and regulations of the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (defined below).

(iii)    The corporation shall not be required to include, pursuant to this Section 11(g), any Shareholder Nominee in its proxy materials for any meeting of shareholders for which the secretary of the corporation receives a notice that the nominating shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 11(b) of these Bylaws.

(iv)    The maximum number of Shareholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed 25% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 25%. Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in proxy materials of the corporation pursuant to this Section 11(g) but either are subsequently withdrawn, or that the Board of Directors itself determines to nominate for election, shall be included in this maximum number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 11(g) exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, proceeding in order of the amount of shares of common stock of the corporation (largest to smallest) disclosed as owned by each Eligible Shareholder in the Notice. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v)    For purposes of this Section 11(g), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including short sales, (y) borrowed, for purposes other than a short sale, by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors.

(vi)    An Eligible Shareholder must have owned (as defined in Section 11(g)(v) above) 3% or more of the corporation’s issued and outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the Notice is required to be received by the corporation in accordance with this Section 11(g) and the record date for determining shareholders entitled to vote at the annual meeting, and must continue to hold the Required Shares through the meeting date. Within the time period specified in this Section 11(g) for delivery of the Notice, an Eligible Shareholder must provide the following information in writing to the secretary of the corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within three calendar days prior to the date the Notice is received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the meeting date; (ii) the information required to be set forth in the Notice, together with the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 11(g), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the board of directors, and (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (iv) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (C) provide to the corporation prior to the election of directors such additional information as requested with respect thereto. The inspector of election shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations set forth in clause (iii) above.

(vii)    The Eligible Shareholder may provide to the secretary of the corporation, at the time the information required by this Section 11(g) is provided, a written statement for inclusion in the proxy statement for the corporation’s annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11(g), the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(viii)    Within the time period specified in this Section 11(g) for providing Notice, a Shareholder Nominee must deliver to the secretary of the corporation the written questionnaire described in Section 11(f) above, along with representations and agreements described in Section 11(f) above. The corporation may request such additional information as necessary to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of its directors. If the board of directors determines in good faith that the Shareholder Nominee is not independent under any of these standards, the Shareholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(ix)    Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the election of such Shareholder Nominee, will be ineligible to be a Shareholder Nominee pursuant to this Section 11(g) for the next two annual meetings of the corporation.

Section 12.    Notice of Other Business; Shareholder Proposals.

(a)    At any annual meeting of the shareholders, only such business (other than the nomination of directors, which shall be governed by Section 11 of this Article I) shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who (A) was a shareholder of record at the time of giving of the notice provided for in this Section 12 and at the time of the annual meeting (including any adjournment or postponement thereof), (B) is entitled to vote at such meeting and (C) complies with the procedures set forth below as to the presentation of business at the meeting. For the avoidance of doubt, clause (ii) of this Section 12(a) shall be the exclusive means for a shareholder to present business (other than director nominations, which shall be governed by Section 11 of this Article I) before an annual meeting of shareholders.

(b)    For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. In order to be effective the shareholder’s notice shall set forth:
(i)    as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the business is to be brought before the meeting, the information set forth in Section 11(b)(i) above; and
(ii)    as to each matter the shareholder purposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and (B) any material interest of the shareholder (and the beneficial owner, if any, on whose behalf the business is to be brought before the meeting) in such business.

(c)    If the chairman of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 12, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(d)    Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 12. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 13.    Action by Remote Communication. If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (i) participate in a meeting of shareholders and (ii) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (B) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (C) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 14.    Inspectors of Elections. The corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 15.    Fixing Date for Determination of Shareholders of Record.

(a)    In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meetings, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of and to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting; provided, however, that the board may fix a new record date for the adjourned or postponed meeting.

(b)    In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the first sentence of this Bylaw). If no record date has been fixed by the board of directors, pursuant to this Bylaw or otherwise within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with the provisions of Section 6 of this Article I. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

ARTICLE II

Directors

Section 1.    Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2.    Number; Election. Subject to the addition of any directors elected by a class of preferred stock as provided in the Certificate of Incorporation, the number of directors which shall constitute the whole board shall not be less than three nor more than ten, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of at least a majority of the outstanding stock entitled to vote. No reduction in number shall have the effect of removing any director prior to the expiration of his or her term. All directors of the corporation shall be elected annually.

No person may stand for election to, or be elected to, the board of directors or be appointed by the directors to fill a vacancy on the board of directors who shall have made, or be making, improper or unlawful use of the corporation’s confidential information. Directors need not be shareholders at the time of election but must be less than 80 years of age.
All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. However, if authorized by the board of directors in its sole discretion, the ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.
Section 3.    Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

Section 4.    Place of Meetings. Board meetings may be held at such places as the board may, from time to time, determine or as may be specified in the call of any meetings.

Section 5.    Regular Meetings. The annual meeting of the board shall be held without call or notice as soon as practicable after and at the same general place as the annual meeting of the shareholders, for the purpose of electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the board may be held without call or notice at such place and at such time as shall be fixed by resolution of the board but in the absence of such resolution shall be held upon call by the chairman of the board, the chief executive officer or the president or a majority of the directors then in office by providing the notice required by Section 6 of this Article II.

Section 6.    Special Meetings. Special meetings of the board may be called by the chairman of the board, the chief executive officer or the president or by a majority of the directors then in office. Notice of special meetings to each director shall be (a) delivered personally by hand, by courier or by telephone; (b) sent by United States first-class mail, postage prepaid; (c) sent by facsimile; or (d) sent by electronic mail or any other form of electronic communication, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records. If the notice is delivered by telephone, it shall be communicated at least twelve (12) hours before the time of the holding of the meeting to each director individually or, as applicable, to any person designated by a director to receive such notice. If the notice is (x) delivered personally by hand or by courier, (y) sent by facsimile or (z) sent by electronic mail or any other form of electronic communication, it shall be delivered or sent at least twelve (12) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting.

Such notice shall include the time and place of such meeting, but need not, unless otherwise required by law, state the purposes of the meeting. A majority of the directors present at any meeting may adjourn the meeting from time to time without notice other than announcement at the meeting.
Section 7.    Quorum. A majority of the total number of directors, excluding any vacancies, shall constitute a quorum for the transaction of business at any meeting of the board. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present. The act of a majority of directors present in person at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8.    Presence at Meeting. Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall be deemed presence in person at such meeting.

Section 9.    Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or electronic transmission is filed with the minutes of the proceedings of the board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.    Committees of the Board. The board of directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each such committee to consist of one or more of the directors of the corporation and shall have such name or names as may be determined from time to time by resolution adopted by the board. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and generally perform such duties and exercise such powers as may be directed or delegated by the board of directors from time to time and, furthermore, may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution(s) providing for the issuance of shares of stock adopted by the board of directors as provided in Section 1032(A) of the Act, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes or stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and unless the resolution of the board of directors, the Certificate of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Act. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of such absent or disqualified member. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors as and when required.

Section 11.    Compensation. Each director shall be reimbursed for reasonable expenses incurred in attending any meeting of the board or of any committee of which such director shall be a member. The board may, by resolution, allow reasonable fees to some or all of the directors for attendance at any board or committee meeting. No such payment shall preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.

Section 12.    Emergency Management Committee. If as a result of a catastrophe or other emergency condition a quorum of any committee of the board of directors having power to act in the premises cannot readily be convened and a quorum of the board of directors cannot readily be convened, then all the powers and duties of the board of directors shall automatically vest and continue, until a quorum of the board of directors can be convened, in the Emergency Management Committee, which shall consist of all readily available members of the board of directors and two of whose members shall constitute a quorum. The Emergency Management Committee shall call a meeting of the board of directors as soon as circumstances permit for the purpose of filling any vacancies on the board of directors and its committees and taking such other action as may be appropriate.

Section 13.    Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the board of directors or to the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 14.    Removal. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 15.    Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the certificate of designation for such classes or series.

ARTICLE III

Officers and Employees

Section 1.    Election. The board shall elect annually such officers as may be necessary to enable the corporation to sign instruments and stock certificates which comply with the Act. Such officers may include a chairman of the board, chief executive officer, vice chairman of the board, a president, one or more vice presidents (who may be designated by different classes), a secretary, a treasurer and other officers. No officer need be a director. Two or more offices may be held by the same person.

Section 2.    Term, Removal and Vacancies. All officers shall serve at the pleasure of the board. Any officer elected or appointed by the board may be removed at any time by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office shall be filled by the board of directors.

Section 3.    Chairman of the Board. The chairman of the board, if one has been elected, shall preside at all meetings of the board, shareholders and committees of which he or she is a member. He or she shall have such powers and perform such duties as may be authorized by the board of directors.

Section 4.    Chief Executive Officer. If the board of directors has elected a chairman of the board, it may designate the chairman of the board as the chief executive officer of the corporation. If no chairman of the board has been elected, or in his or her absence or inability to act, or if no such designation has been made by the board of directors, the board of directors shall elect a chief executive officer of the corporation. The chief executive officer shall (i) have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to any directions which may be given by the board of directors, (ii) have authority to designate the duties and powers of officers and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Oklahoma, these Bylaws or action of the board of directors, and (iii) in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the board of directors from time to time.

Section 5.    Vice Chairman of the Board. The vice chairman of the board, if one has been elected, shall, in the absence or inability of the chairman of the board to act, preside at all meetings of shareholders, the board of directors and committees of which the chairman of the board is a member. The vice chairman of the board shall be subject to the control of the board of directors and chairman of the board. He or she shall have such powers and perform such duties as from time to time may be assigned to him or her by the board of directors or the chairman of the board.

Section 6.    President. If the board of directors has not designated the chairman of the board as the chief executive officer of the corporation or otherwise elected a chief executive officer, then the president shall be the chief executive officer of the corporation with the powers and duties provided in Section 4 of this Article III. If the board of directors has designated the chairman of the board as the chief executive officer of the corporation or if the board of directors has elected a chief executive officer who is not also the president, the president shall serve as chief operating officer and be subject to the control of the board of directors and the chief executive officer. In any event, the president shall have the power to execute, and shall execute, bonds, deeds, mortgages, extensions, agreements, modification of mortgage agreements, leases and contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors, the chief executive officer or by the president to some other officer or agent of the corporation. The president, in general, shall have all other powers and shall perform all other duties as may be prescribed by the board of directors from time to time.

Section 7.    Vice Presidents. A vice president shall perform such duties as may from time to time be assigned to him or her by the board, the chief executive officer or the president. If no president has been elected, or in the absence or inability to act of the president, the vice president (or if there is more than one vice president, in the order designated by the board and, absent such designation, in the order of their first election to that office) shall perform the duties and discharge the responsibilities of the president.

Section 8.    Secretary. The secretary shall be the keeper of the corporate seal and records, and shall give notice of, attend and record minutes of meetings of shareholders and directors. He or she shall see that the seal is affixed to all documents on which the seal is required by law to be affixed, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. He or she shall, in general, perform all duties incident to the office of secretary and such other duties as may be assigned to him or her by the board or by the president. The assistant secretaries, if any, shall have such duties as shall be delegated to them by the secretary and, in the absence of the secretary, the senior of them present shall discharge the duties of the secretary.

Section 9.    Treasurer. The treasurer shall be responsible for (i) the custody and safekeeping of all of the funds and securities of the corporation, (ii) the receipt and deposit of all monies paid to the corporation, (iii) where necessary or appropriate, the endorsement for collection on behalf of the corporation of all checks, drafts, notes and other obligations payable to the corporation, (iv) the disbursement of funds of the corporation under such rules as the board may from time to time adopt, (v) maintaining the general books of account of the corporation and (vi) the performance of such further duties as are incident to the office of treasurer or as may be assigned to him or her by the board or by the president. The assistant treasurers, if any, shall have such duties as shall be delegated to them by the treasurer, and in the absence of the treasurer, the senior one of them present shall discharge the duties of the treasurer.

Section 10.    Divisional Officers. The board may from time to time appoint officers of various divisions of the corporation. Divisional officers shall not by virtue of such appointment become officers of the corporation. Subject to the direction of the chief executive officer of the corporation, the president of a division shall have general charge, control and supervision of all the business operations of his or her division, and the other divisional officers shall have such duties and authority as may be prescribed by the president of the division.

ARTICLE IV

Stock Certificates and Transfer Books

Section 1.    Certificates. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of any such resolution, shares represented by a certificate shall not become uncertificated shares until such certificate is surrendered to the corporation. Any certificates representing shares of stock shall be in such form as the board shall from time to time approve, signed by, or in the name of, the corporation by (i) the chairman of the board, if any, the president or any vice president and (ii) the treasurer, or assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by the shareholder in the corporation. During the time in which the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each shareholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

The signatures of any of the officers on a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.
Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares imposed by the Certificate of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.
Section 2.    Record Ownership. A record of the name and address of each holder of certificated or uncertificated shares, the number of shares held, and the date of issue thereof shall be made on the corporation’s books. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Oklahoma.

Section 3.    Transfer Agent and Registrar. The corporation may maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the board, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in the charge of a registrar designated by the board, wherein such shares of stock shall be registered. To the extent authorized by the board, the same entity may serve both as a transfer agent and registrar.

Section 4.    Lost Certificates. Any person claiming a stock certificate or uncertificated shares in lieu of a stock certificate lost, stolen, mutilated or destroyed shall give the corporation an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss, theft, mutilation or destruction. Such person shall also, if required by the board, give the corporation a bond, in such form as may be approved by the board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or theft of the certificate or the issuance of a new certificate.

Section 5.    Transfer of Stock. Transfer of shares shall, except as provided in Section 4 of this Article IV, be made on the books of the corporation only by direction of the holder, whether named in the certificate or on the books of the corporation as a holder of uncertificated shares, or the holder’s attorney, lawfully constituted in writing, and, if held in certificate form, only upon surrender for cancellation of the certificate therefor, duly endorsed or accompanied by a written assignment of the shares evidenced thereby.

ARTICLE V

General Provisions

Section 1.    Offices. The principal offices of the corporation shall be maintained in Oklahoma City, Oklahoma, or at such other place as the board may determine. The corporation may have such other offices as the board may from time to time determine.

Section 2.    Voting of Stock and Other Securities. Unless otherwise ordered by the board, the chief executive officer, the president or any vice president shall have full power and authority, in the name and on behalf of the corporation, to attend, act and vote at any meeting of security holders of any company in which the corporation may hold shares of stock or other securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

Section 3.    Notices.

(a)    Unless otherwise provided herein, whenever notice is required to be given, it shall not be construed to require personal notice, but such notice may be given in writing by depositing the same in the United States mail, addressed to the individual to whom notice is being given at such address as appears on the records of the corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice to directors may be given by any form of electronic transmission and as specified in Article II, Section 6.

(b)    Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation under any provision of the Act, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Any such consent shall be deemed revoked if: (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)    Notice given pursuant to Section 3(b) of this Article V shall be deemed given if by: (i) facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) any other form of electronic transmission, when directed to the shareholder, in accordance with the shareholder’s consent.

(d)    An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e)    Any notice to shareholders given by the corporation shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Any shareholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted by this section, shall be deemed to have consented to receiving such single written notice.

Section 4.    Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 5.    Exception to Notice. The giving of any notice required under any provision of the Act, the Certificate of Incorporation or these Bylaws shall not be required to be given to any shareholder to whom: (i) notice of two consecutive annual meetings and all notices of meetings or of the taking of action by written consent without a meeting to such shareholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable. If any such shareholder shall deliver to the corporation a written notice setting forth such shareholder’s then current address, the requirement that such notice be given to such shareholder shall be reinstated. The exception provided for in this Section 5 to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

ARTICLE VI

Indemnification of Officers, Directors, Employees and Agents

(a)    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his or her conduct was unlawful.

(b)    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized herein. Such advances shall paid by the corporation within twenty (20) days after the receipt by the corporation of a written statement or statements from the claimant requesting such advance or advances from time to time.

(d)    To obtain indemnification under this Bylaw, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon such written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as defined below), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (B) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant or (C) if a quorum of Disinterested Directors so directs, by the shareholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the board of directors unless there shall have occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the corporation’s 2005 Long Term Incentive Plan, as amended through the date of these Bylaws, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

For purposes of this Article VI:
“Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article VI.
(e)    If a claim under this Bylaw is not paid in full by the corporation within sixty (60) days after a written claim pursuant to paragraph (d) of this Article VI has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its board of directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. If a determination shall have been made pursuant to this paragraph (e) that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this paragraph (e). The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this paragraph (e) that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Bylaw.

(f)    The corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

(g)    To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(h)    Every such person shall be entitled, without demand by him or her upon the corporation or any action by the corporation, to enforce his or her right to such indemnity in an action at law against the corporation. The right of indemnification and advancement of expenses conferred by this Article VI shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his or her favor against the corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof. The right to indemnification and advancement of expenses conferred by this Article VI (i) shall be a contract right that vests at the time of such person’s service to or at the request of the corporation and (ii) cannot be terminated by the corporation, the board of directors or the shareholders of the corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any current or former director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(i)    If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

Amendments

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted in accordance with the Certificate of Incorporation and the Act.
* * * *
I hereby certify that the foregoing is a full, true and correct copy of the Bylaws of Chesapeake Energy Corporation, an Oklahoma corporation, as in effect on the date hereof.
Dated this 13th day of June, 2014.

/s/ JAMES R. WEBB
James R. Webb, Secretary

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